SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commecement communications pursuant to Rule 14d-2 (b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 18, 2006, Mr. Edward Wieck (age 82) resigned from the Board of Directors of Adams Resources & Energy, Inc. due to personal health matters. As a replacement, the Board of Directors of Adams Resources & Energy, Inc., appointed Mr. Larry E. Bell to the Board effective December 18, 2006. Mr. Bell is the Risk Manager for Frontier Oil Corporation of Houston, Texas for more than five years. Mr. Bell has been determined by the Board of Directors to be independent as defined in Section 121A of the listing standards of the American Stock Exchange. He was also appointed to the nominating, compensation and audit committees of the Board.

There were no arrangements or understanding between Mr. Wieck and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Wieck that are required to be disclosed by Item 404(a) of Regulation S-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    ADAMS RESOURCES & ENERGY, INC.

Date: December 19, 2006                                 By: /s/ Richard B. Abshire
                                                Richard B. Abshire
                                                Chief Financial Officer